UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on May 17, 2019 (the “May 17, 2019 Form 8-K”) with the Securities and Exchange Commission (the “SEC”), on May 17, 2019, The Dallas Morning News, Inc. (“TDMN”), a wholly-owned subsidiary of DallasNews Corporation, entered into and consummated a Purchase and Sale Agreement (the “Agreement”) with Charter DMN Holdings, LP (“Purchaser”) relating to the property located at 508 Young Street, Dallas, Texas (the “Property”). Pursuant to the Agreement, TDMN sold to Purchaser the Property, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto and all of TDMN’s right, title, and interest in and to certain leases, licenses, easements and agreements relating thereto for a purchase price of $28 million, comprising $5.6 million in cash paid at the closing and a Promissory Note (the “Note”) in the original principal amount of $22.4 million with interest payable quarterly commencing on July 1, 2019 with a final installment of all principal and accrued interest due and payable on June 30, 2021. The Note is secured by a first priority lien on the Property. The Agreement and form of Note were previously filed as Exhibit 10.1 to the May 17, 2019 Form 8-K.

Subsequently, as disclosed on a Current Report on Form 8-K filed on June 30, 2021 (the “June 30, 2021 Form 8-K”), Purchaser and TDMN entered into an extension of the maturity date of the Note to June 30, 2022 (the “Second Modification Agreement”). The unpaid, original principal balance of the Note continued to bear interest at the rate of 4.5%, with interest payable quarterly through June 30, 2022. The Second Modification Agreement was previously filed as Exhibit 10.1 to the June 30, 2021 Form 8-K.

Effective June 30, 2022, Purchaser and TDMN entered into an agreement (the “Third Modification Agreement”) extending the maturity date of the Note to July 29, 2022. The unpaid, original principal balance of the Note will bear interest at the rate of 6.5%, due on July 29, 2022. The Note will continue to be secured by a first priority lien on the Property. The foregoing summary of the Third Modification Agreement is not complete and is qualified in its entirety by reference to the Third Modification Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Modification Agreement, dated effective June 30, 2022, by and among The Dallas Morning News, Inc. and Charter DMN Holdings, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2022	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President/Chief Financial Officer